EXHIBIT 4.2

                           COMPETITIVE COMPANIES, INC.

                             STOCK OPTION AGREEMENT
                           (2012 Stock Incentive Plan)

         Competitive Companies, Inc. (the "COMPANY"), pursuant to the 2012 Stock Incentive Plan (as such plan may be amended and/or restated, the "PLAN"), hereby grants to Optionee listed below ("OPTIONEE"), an option to purchase the number of shares of the Company's Common Stock ("SHARES") set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

                                   BACKGROUND

         A. Optionee is serving as Chief Executive Officer, President, Chief Financial Officer, and Treasurer of the Company (the "Employee") and the Company desires to award Employee for his or her services to the Company; and

         B. The Company has adopted the 2012 Stock Incentive Plan (the "Plan") pursuant to which shares of common stock, $0.001 par value, of the Company have been reserved for issuance under the Plan; and

I. NOTICE OF STOCK OPTION GRANT
-------------------------------

   OPTIONEE:                                            William H. Gray

   DATE OF STOCK OPTION AGREEMENT:                      April 17, 2014

   DATE OF GRANT:                                       April 17, 2014

   VESTING COMMENCEMENT DATE:                           April 17, 2014

   EXERCISE PRICE PER SHARE:                            $0.025

   TOTAL NUMBER OF SHARES UNDERLYING THE OPTION GRANT:  10,000,000 Shares

   TOTAL EXERCISE PRICE:                                $250,000

   TERM/EXPIRATION DATE:                                April 17, 2019

   TYPE OF OPTION:      x  Incentive Stock Option       Non-Qualified
                                                        Stock Option

VESTING SCHEDULE: This Option shall vest and become exercisable only to the extent that all, or any portion of it, has vested in Optionee. Except as otherwise provided herein, the Option shall vest in Optionee (hereinafter referred to singularly as a "Vesting Date" and collectively as "Vesting Dates"), provided that the Optionee is an officer, director, consultant, or employee of the Company on the scheduled Vesting Date, until the Option is fully vested, as set forth in the following schedule ("Vesting Schedule"):

        NO. OF SHARES TO BE VESTED                       VESTING DATE
        --------------------------                      --------------
                 4,000,000                              April 17, 2014

                 4,000,000                              April 17, 2015

                 2,000,000                              April 17, 2016


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II.  AGREEMENT
--------------

         1. GRANT OF OPTION. The Company hereby irrevocably grants from the Plan to Optionee an Option to purchase the number of Shares set forth in the Notice of Stock Option Grant ("Notice of Grant"), at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price") and subject to the Vesting Schedule. Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference.

         If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; PROVIDED, HOWEVER, that to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by Optionee during any calendar year, exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

         2. EXERCISE OF OPTION. This Option is exercisable as follows:

                  (a) RIGHT TO EXERCISE.

                           (i) This  Option  shall be  exercisable  cumulatively
                  according to the Vesting Schedule set forth in the Notice of Grant. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest as provided in the Vesting Schedule set forth in the Notice of Grant.

                           (ii) This Option may not be exercised  for a fraction
                  of a Share.

                           (iii) In the event of Optionee's death, disability or
                  other termination of Optionee's status as a director, officer, employee, or consultant of the Company, as the case may be, the exercisability of the Option is governed by Section 7 below and the Termination Provisions set forth in the Notice of Grant.

                           (iv) In no event may this Option be  exercised  after
                  the date of expiration of the term of this Option as set forth in the Notice of Grant.

                  (b) METHOD OF EXERCISE. This Option shall be exercisable by written Notice (substantially in the form attached as EXHIBIT A). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. The Notice must be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price PLUS payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

         3. OPTIONEE'S REPRESENTATIONS. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as EXHIBIT B and shall make such other written representations as are deemed necessary or appropriate by the Company and/or its counsel.

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

         4. LOCK-UP PERIOD. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER") in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "MARKET STANDOFF PERIOD") following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, HOWEVER, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares.

         5. METHOD OF PAYMENT. Payment of the Exercise Price shall be payable in US dollars by any of the following, or a combination thereof, at the election of
Optionee:

                  (a) cash;

                  (b) uncertified, or certified check; bank draft; or

                  (c) with the consent of the Company's Board of Directors (the "Board"), which has been granted;

                           (i) by delivery of shares of Common  Stock in payment
                  of all or any part of the Exercise Price, which shares shall be valued for this purpose at the Fair Market Value (as such term is defined in the Plan) on the date such Option is exercised; or;

                           (ii) by instructing  the Company to withhold from the
                  Shares of Common Stock issuable upon exercise of the option, sufficient shares of Common Stock to pay all or any part of the Exercise Price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Board ("Cashless Exercise").

         All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         6. RESTRICTIONS ON EXERCISE. If the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

         7. TERMINATION OF RELATIONSHIP. In the case Optionee ceases to be a director, officer, employee, or consultant ("Severance"), this Stock Option Agreement shall terminate with respect to all unvested Options on the date of the Severance, and with respect to vested Options, on the earlier of (i) the Expiration Date or (ii) one (1) year from the date of Severance if the Optionee was disabled (within the meaning of Section 22(e)(3) of the Internal Revenue
Code) at the time of his or her Severance or (iii) one (1) year from the date of Severance if the Optionee's death caused the Severance or (iv) ninety (90) days immediately subsequent to his or her Severance for any other reason.

         8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

         9. TERM OF OPTION. This Option may be exercised only within the term set forth in the Notice of Grant.

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

         10. RESTRICTIONS ON SHARES. Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Board or the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and take-along rights. Such terms and conditions may, in the Administrator's sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Board or the Administrator shall determine and which Optionee hereby agrees to enter into at the request of the Company.

         11. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in this Stock Option Agreement shall confer upon Optionee any right to serve or continue as an employee, director or consultant of the Company or any Parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Company or any Parent or Subsidiary.

         12. AMENDMENT. This Option may not be modified or amended without the written consent of the Company and Optionee. In the event that this Option is inconsistent with that certain report (the "Report") regarding executive compensation currently being prepared by the Company's auditors, Padgett Stratemann & Co., the Company and Optionee agree to negotiate in good faith to modify and amend this Option in accordance with the Report.

         This  Stock   Option   Agreement   may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                                       COMPETITIVE COMPANIES, INC.

                                       By:
                                       -----------------------------------------
                                       Name: William H. Gray
                                       Title:Chief Executive Officer


         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING AS A BOARD MEMBER OR EXECUTIVE OFFICER OR CONSULTANT OF THE COMPANY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE
         COMPANY'S 2012 STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A BOARD MEMBER OR EXECUTIVE OFFICER OR CONSULTANT OF THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE AS A BOARD MEMBER OR EXECUTIVE OFFICER OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:   April 17, 2014                  By:
                                         ---------------------------------------
                                         Name:   William H. Gray

                                         ADDRESS:19206 Huebner Road, Suite 202
                                                 San Antonio, Texas  78258

                                    EXHIBIT A

                           COMPETITIVE COMPANIES, INC.

                            2012 STOCK INCENTIVE PLAN

                                 EXERCISE NOTICE

Competitive Companies, Inc.
Attention: Legal Department c/o Secretary

         1. EXERCISE OF OPTION. Effective as of today, , the undersigned ("Optionee"), hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "SHARES") of Competitive Companies, Inc., a Nevada corporation (the "COMPANY") under and pursuant to the 2012 Stock Incentive Plan (as such plan may be amended and/or restated, the "PLAN") and the Stock Option Agreement dated April 17, 2014 (the "OPTION AGREEMENT"). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement or the Plan.

  DATE OF GRANT:                                                      __________

  NUMBER OF SHARES AS TO WHICH OPTION IS EXERCISED:                   __________

  EXERCISE PRICE PER SHARE:                                           $_________

  TOTAL EXERCISE PRICE:                                               __________

  CERTIFICATE TO BE ISSUED IN NAME OF:                                __________

  CASH PAYMENT DELIVERED HEREWITH:                                    $_________

  IF CASHLESS EXERCISE, NUMBER OF SHARES ISSUABLE:

TYPE OF OPTION:  [x]  Incentive Stock Option    [  ]  Non-Qualified Stock Option

         2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions.

         3. RIGHTS AS STOCKHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.

No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan. Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or the Take- Along Right hereunder (each as defined below). Upon such exercise, Optionee shall have no further rights as a holder of such Shares except the right to receive payment for such Shares in accordance with the provisions of this Exercise Notice. Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

         4. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee (including, for purposes of Sections 4 and 5 hereof, any permitted transferee holding Shares) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (including transfer by gift or operation of law) (collectively, a "TRANSFER"), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the "RIGHT OF FIRST REFUSAL"), subject to Sections 4(f) and 4(g) of this Exercise Notice.

         (A) NOTICE OF PROPOSED TRANSFER. Optionee shall deliver to the Company a written notice (the "NOTICE") stating: (i) Optionee's bona fide intention to sell or otherwise Transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Shares to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which Optionee proposes to Transfer the Shares (the "OFFERED PRICE"). Optionee shall offer the Shares at the Offered Price to the Company or its assignee(s).

         (B) EXERCISE OF RIGHT OF FIRST REFUSAL. Within five (5) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection (c) below.

         (C) PURCHASE PRICE. The purchase price (the "ROFR PURCHASE PRICE") for the Shares repurchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company's Board of Directors (the "Board") in good faith.

         (D) PAYMENT. Payment of the ROFR Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

         (E) OPTIONEE'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then Optionee may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that (i) the provisions hereof, including without limitation the provisions of Sections 4 and 5 shall continue to apply to the Shares in the hands of such Proposed Transferee and (ii) that such Proposed Transferee will not transfer the Shares to any other purchaser or transferee unless such future purchaser or transferee agrees in writing to be bound by the provisions hereof, including without limitation the provisions of Sections 4 and 5 hereof. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the holder may be sold or otherwise Transferred.

         (F) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section 4 notwithstanding, the Transfer of any or all of the Shares during Optionee's lifetime or on Optionee's death by will or intestacy to Optionee's Immediate Family or a trust for the benefit of Optionee's Immediate Family shall be exempt from the Right of First Refusal. As used herein, "IMMEDIATE FAMILY" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions hereof, including without limitation the provisions of Sections 4 and 5 hereof, and there shall be no further Transfer of such Shares except in accordance with the terms hereof.

         (G) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to the Shares upon the Public Trading Date of the Shares. For the purposes of the Stock Option Agreement and this Exercise Notice, the "Public Trading Date" of the Shares is the date on which the Shares first become freely tradable under the Securities Act of 1933, as amended (the "Act"), either pursuant to Rule 144 or another provision of the Act. The holder of the Shares may apply to have all restrictive transfer legends removed from the certificates evidencing the Shares without delivering a notice to the Company pursuant to
Section 4(a) of this Exercise Notice, provided that the request for legend removal is made at such times and in such manner that removal is accomplished in compliance with the Act and the rules and regulations promulgated under the Act.

         5.       COMPANY TAKE-ALONG RIGHT.

         (A) APPROVED SALE. If the Board shall deliver a notice to Optionee (a "SALE EVENT NOTICE") stating that the Board has approved a sale of all or a portion of the Company (an "APPROVED SALE") and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith, Optionee shall (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of securities, agree to sell Optionee's Shares on the terms and conditions of the Approved Sale which terms and conditions shall treat all stockholders of the Company equally (on a pro rata basis), except that shares having a liquidation preference may, if so provided in the documents governing such shares, receive an amount of consideration equal to such liquidation preference in addition to the consideration being paid to the holders of Shares not having a liquidation preference. Notwithstanding the foregoing, the sale of the Shares in an Approved Sale shall be further subject to the terms of the Plan.

         Optionee will take all necessary and desirable lawful actions as directed by the Board and the stockholders of the Company approving the Approved Sale in connection with the consummation of any Approved Sale, including without limitation, the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale and, (B) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale, PROVIDED, that this Section 5 shall not require Optionee to indemnify the purchaser in any Approved Sale for breaches of the representations, warranties or covenants of the Company or any other stockholder, except to the extent (x) Optionee is not required to incur more than its pro rata share of such indemnity obligation (based on the total consideration to be received by all stockholders that are similarly situated and hold the same class or series of capital stock) and (y) such indemnity obligation is provided for and limited to a post-closing escrow or holdback arrangement of cash or stock paid in connection with the Approved Sale.

         (b) COSTS. Optionee will bear Optionee's PRO RATA share (based upon the amount of consideration to be received) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling stockholders of the Company and are not otherwise paid by the Company or the acquiring party. Costs incurred by Optionee on Optionee's own behalf will not be considered costs of the transaction hereunder.

         (C) SHARE DELIVERY. At the consummation of the Approved Sale, Optionee shall, if applicable, deliver certificates representing the Shares to be transferred, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Exercise Notice) and Optionee shall so represent and warrant.

         (D) TERMINATION OF COMPANY TAKE-ALONG RIGHT. The Take-Along Right shall terminate as to the Shares upon the Public Trading Date of the Shares, as defined in Section 4(g) of this Exercise Notice.

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

         6. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         7. LOCK-UP PERIOD. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER") in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "MARKET STANDOFF PERIOD") following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         8. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

         (a) LEGENDS. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES UNTIL THE SHARES FIRST BECOME FREELY TRADEABLE IN OPEN MARKET TRANSACTIONS IN A PUBLIC TRADING MARKET UNDER THE ACT.

         (b) STOP-TRANSFER NOTICES. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (c) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         9. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         10. REMEDIES CUMULATIVE. All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. The Company shall have all rights and remedies available to it at law or in equity against the Optionee in the event of a breach of this Agreement by the Optionee. No delay or omission in insisting upon the strict observance of performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

         11. GOVERNING LAW; SEVERABILITY. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         12. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         13. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

         14. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

         15. ENTIRE AGREEMENT. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


Accepted by:                                 Submitted by:

COMPETITIVE COMPANIES, INC.                  OPTIONEE

By:                                          By:
------------------------------------------   -----------------------------------

------------------------------------------   -----------------------------------
Street Address                               Street Address

------------------------------------------   -----------------------------------
City        State            Zip Code        City           State       Zip Code

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE       :     _______________________________________

COMPANY        :     Competitive Companies, Inc.

SECURITY       :     Options to purchase Common Stock

AMOUNT         :     _________ shares

DATE           :     _______________________________________

         In connection with the purchase of the above-listed shares of Common Stock (the "SECURITIES") of Competitive Companies, Inc. (the "COMPANY"), the undersigned (the "OPTIONEE") represents to the Company the following:

         (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. Optionee understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

         (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act.

         (d) In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including, in the case of an affiliate, (i) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended), (ii) the availability of certain public information about the Company, (iii) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (iv) the timely filing of a Form 144, if applicable.

         (e) In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold beginning ninety (90) days after the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months after the later of (1) the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144 and (2) the availability of certain public information about the Company (subject to certain exceptions); and, in the case of a sale of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (i), (ii), (iii) and (iv) of paragraph (d) of this Statement.

         (f) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

         (g) Optionee understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Optionee hereby consents to such reliance.

                                     Signature of Optionee:



                                     ------------------------------------------
Date: ___________________,______











                                      B-2